UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10653 South River Front Parkway, Suite 300
South Jordan, UT		84095
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.                                              Material Impairments.

On October 18, 2007 Headwaters’ audit committee concluded that a material charge for goodwill impairment for one of its reporting units was required under generally accepted accounting principles (“GAAP”). GAAP requires Headwaters to annually test for goodwill impairment, or more frequently if evidence of possible impairment arises. Headwaters performs its annual impairment testing using a test date as of June 30. As a result of the depressed residential housing and remodelling market, and changes in its cost of capital, Headwaters is going to partially write down the goodwill of Tapco, a unit of Headwaters’ construction materials segment. The non-cash impairment charge will be $98.0 million and will be recorded in Headwaters’ fiscal year 2007 results. The impairment charge will not result in any cash expenditures.  A charge to goodwill is a balance sheet adjustment and does not affect Headwaters’ cash position, cash flow from operating activities, senior debt covenants, or have any impact on future operations.

Item 7.01.                                              Regulation FD Disclosure.

On September 28, 2007, Headwaters made an early repayment of $52.5 million of its senior debt. Following this early debt repayment, Headwaters has $210.0 million of senior debt outstanding, with the next required principal repayment due in February 2011.

Headwaters’ board of directors has authorized a stock repurchase program for up to $15.0 million of the Company’s common stock. The purchases will be made from time to time in the open market or in privately negotiated transactions and will be funded from available working capital. The extent to which Headwaters repurchases its common shares and the timing of such repurchases will be based on several factors, including Headwaters’ stock price, general business and market conditions, and other investment opportunities.  Per Company policy, the repurchase program may be discontinued at any time and no repurchases can be made until after Headwaters makes its annual earnings release, currently scheduled for November 6, 2007.

More details about the early debt repayment and potential stock repurchase are included in the attached press release.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1:	Press release announcing senior debt prepayment, goodwill impairment and stock repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2007

HEADWATERS INCORPORATED
(Registrant)

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)